Exhibit 99

      FEDERAL RESERVE press release                       Federal Reserve
                                                                Logo

      For immediate release                                 March 7, 1994

                The Federal Reserve Board today announced it will defer

      action on a petition by the Shawmut National Corporation seeking reconsideration of the Board's decision dated November 15, 1993,

      not to approve its application to acquire New Dartmouth Bank,

      Manchester, New Hampshire.

                The Board took this action in order to obtain additional

      information relevant to evaluating Shawmut's record of performance under the Community Reinvestment Act.  This information includes the results of the most recent fair lending examinations and a

      Reserve Bank audit of data reported under the Home Mortgage

      Disclosure Act for Shawmut's subsidiary banks and its mortgage subsidiary.

                The Board is also providing an opportunity for public

      comment on Shawmut's request for reconsideration.  Comments must be received no later than March 31, 1994.

                The Board expects to consider the petition no later than

      May 2, 1994.